Exhibit 32.1

CEO Certification
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350)

I, Neil Chan, certify that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), the 10-Q report for IGEN Networks for the three month period ended June 30, 2016 as filed with the Securities Exchange Commission fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act  and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the IGEN Networks.

August 19, 2016

/s/ Neil Chan
Neil Chan
Director, CEO